                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 25, 2002

                        SERVICE CORPORATION INTERNATIONAL
               (Exact name of Registrant as specified in Charter)

                                      TEXAS
                 (State or other Jurisdiction of Incorporation)

              1-6402-1                                    74-1488375
       (Commission File Number)                (IRS Employer Identification No.)

   1929 Allen Parkway, Houston, Texas                       77019
(Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code:  (713) 522-5141

ITEM 5.  OTHER EVENTS

         On July 25, 2002, Service Corporation International, a Texas corporation (the "Company"), announced the completion of a new $185 million credit facility and the deferral of its French joint venture transaction. In the announcement, the Company stated that it now expects proceeds from asset sales and joint venture transactions to be between $300 and $400 million in 2002 as compared to the Company's original guidance of $550 million. The Company also now expects net debt (total debt less cash on hand) to be in the range of $1.8 to $1.9 billion at December 31, 2002, as compared to the Company's original guidance of total debt of $1.8 billion or lower by the end of 2002. The Credit Agreement is filed as Exhibit 99.2 hereto.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

The statements in this press release that are not historical facts are forward-looking statements made in reliance on the "safe harbor" protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as "believe," "estimate," "project," "expect," "anticipate" or "predict," that convey the uncertainty of future events or outcomes. These statements are based on assumptions that the Company believes are reasonable; however, many important factors could cause the Company's actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of, the Company. Important factors which could cause actual results of the Company to differ materially from those in forward-looking statements include, among others, the following:

1) Changes in general economic conditions, both domestically and internationally, impacting financial markets (e.g., marketable security values, as well as currency and interest rate fluctuations) that could negatively affect the Company, particularly, but not limited to, levels of interest expense and negative currency translation effects.

2) Changes in credit relationships impacting the availability of credit and the general availability of credit in the marketplace.

3) The Company's ability to successfully implement its strategic plan as defined in the Company's Form 10-K for the year ended December 31, 2001, including:

     o the interest of third parties to enter into and consummate alliances and joint ventures with the Company, including with respect to its operations in France,

     o    the continuation of cost reduction initiatives,

     o    the continuation of actions to improve operating free cash flow,

     o the continuation of debt reduction initiatives, including the sale of certain funeral and cemetery operations,

     o the implementation of strategic revenue and marketing initiatives resulting in increased volume through its existing facilities, and

     o    the continuation of operating improvements in France.

4) Changes in consumer demand and/or pricing for the Company's products and services caused by several factors, such as changes in local death rates, cremation rates, competitive pressures and local economic conditions.

5) Changes in domestic and international political and/or regulatory environments in which the Company operates, including potential changes in tax and accounting policies.

6) The Company's ability to successfully access the surety market to procure bonds for prearranged funeral and preneed cemetery activities.

7) The Company's ability to successfully exploit its substantial purchasing power with certain of the Company's vendors.

8) The outcomes of pending lawsuits against the Company involving alleged violations of securities laws.

9) The outcomes of lawsuits in Florida involving certain cemetery locations, including the possibility of criminal charges or other civil claims being filed against the Company, its subsidiaries or its employees.

For further information on these and other risks and uncertainties, see the Company's Securities and Exchange Commission filings, including the Company's 2001 Annual Report on Form 10-K. The Company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the Company, whether as a result of new information, future events or otherwise.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)  Exhibits.
              99.1  Press release dated July 25, 2002, issued by the Company.

              99.2 Credit Agreement dated as of July 24, 2002 among the Company, as Borrower, the Lenders Party thereto, JPMorgan Chase Bank, as Administrative Agent, Bank of America, N.A., as Syndication Agent, and Credit Lyonnais, Lehman Commercial Paper Inc. and Merrill Lynch Capital Corporation, as Co-Documentation Agents, J.P. Morgan Securities Inc., and Banc of America Securities LLC, as Joint Bookrunners and Joint Lead Arrangers.

ITEM 9.  REGULATION FD DISCLOSURE

         On July 25, 2002, the Company issued a press release announcing the completion of a new $185 million credit facility and the deferral of its French joint venture transaction, as more fully described in the press release furnished as Exhibit 99.1 to this Current Report on Form 8-K.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SERVICE CORPORATION INTERNATIONAL

Date:  July 25, 2002                   By:      /s/ James M. Shelger
                                           -------------------------------------
                                                James M. Shelger
                                                Senior Vice President
                                                General Counsel and Secretary

                                 EXHIBIT INDEX

99.1       Press release dated July 25, 2002, issued by the Company.

99.2 Credit Agreement dated as of July 24, 2002 among the Company, as Borrower, the Lenders Party thereto, JPMorgan Chase Bank, as Administrative Agent, Bank of America, N.A., as Syndication Agent, and Credit Lyonnais, Lehman Commercial Paper Inc. and Merrill Lynch Capital Corporation, as Co-Documentation Agents, J.P. Morgan Securities Inc., and Banc of America Securities LLC, as Joint Bookrunners and Joint Lead Arrangers.